UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described in Item 5.07 below, on May 15, 2025, the stockholders of AXT, Inc. (the “Company”) approved the AXT, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan was approved by the Company’s Board of Directors (the “Board”) on April 2, 2025, subject to stockholder approval.

The Company intends to use the 2025 Plan to continue its equity incentive program so that the Company may successfully attract and retain highly skilled employees and executive officers in the future. The 2025 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, at-risk awards, and other stock or cash awards as determined by the administrator of the 2025 Plan. The vesting of equity awards can be based on continuous service, attainment of certain performance goals, or other criteria established by the administrator.

A more detailed description of the 2025 Plan and related matters was set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2025 (the “Proxy Statement”), under the heading “Proposal No. 3: Approval of the AXT, Inc. 2025 Equity Incentive Plan” and is incorporated herein by reference. The foregoing description and the summary contained in Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2025 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on May 15, 2025. As of the record date of March 21, 2025, 45,597,995 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 31,686,493 shares, representing approximately 69% of the total number of shares of Common Stock entitled to vote, were represented in person or by proxy, constituting a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of one (1) Class III director to hold office for a three-year term and until her successor is elected and qualified:

Name of Director	For	%	Withheld	%	Broker Non-Votes
Christine Russel	14,621,153	94.9%	779,476	5.1%	16,285,864

Christine Russell was duly elected by the stockholders as the Class III director to hold office for a three-year term and until her successor is elected and qualified.

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
13,609,497	541,575	1,249,557	16,285,864

The compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, was approved by the stockholders on an advisory basis.

Proposal 3: Approval of the 2025 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
14,834,626	449,191	116,812	16,285,864

The 2025 Equity Inventive Plan was approved by the shareholders.

Proposal 4: Ratification of the appointment of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain
30,939,751	455,982	290,760

The appointment of BPM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	2025 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: May 16, 2025	By:	/s/ Gary L. Fischer

Gary L. Fischer Chief Financial Officer and Corporate Secretary